SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Additional information about the products under development discussed in this report can be found in other reports filed by BioTime with the Securities and Exchange Commission.

Section 8 – Other Events

Item 8.01 – Other Events.

United States patent number 7,981,871 covering certain aspects of the composition of Glycosan™ hydrogels has been issued. The patent and related patent family members, assigned to the University of Utah, are licensed to our subsidiary OrthoCyte Corporation for the manufacture of research products and for therapeutic uses when combined with human cells by us or our subsidiaries. The patent is of strategic value to the BioTime family of companies as it provides protection for formulations of a number of adult and embryonic stem cell-based cellular therapies that may be developed using the Glycosan hydrogels, as well as for a stand-alone medical device designated HyStem®-Rx that we are currently developing.

The new patent protects compositions of a component of the hydrogels designated HyStem and Extracel, both products being cross-linked scaffolds of the common molecules collagen and hyaluronic acid. Together with the previously issued United States Patent 7,928,069, which protects the compositions of thiol modifications of extracellular matrix proteins and gelatin, the complete composition of the HyStem®-Rx products are covered. The allowed claims include 3-D cell culture as well as pharmaceutical compositions that include the products with human cells of all types. Related patent applications also are pending outside of the United States in the European Union, Canada, Japan, and Australia. In addition, due to delays in prosecution of this patent at the U.S. Patent and Trademark Office, a patent term extension has been awarded extending the expiration date to August of 2027.

HyStem®-Rx is a biocompatible hydrogel that mimics the extracellular matrix in which cells reside.  As an injectable product, HyStem®-Rx may address an immediate need in cosmetic and reconstructive surgery and other procedures by improving the process of transplanting adipose (fat) cells or other adult stem cells. Adult stem cell types such as adipose stem cells obtained from a patient through liposuction can be transplanted back into the same patient in another location in the body, without the risk of rejection associated with the transplant of donor tissues. However, the transplantation of cells without the molecular matrix in which cells normally reside often leads to widespread cell death or the failure of the transplanted cells to remain at the transplant site. The transplant of cells in HyStem®-Rx may resolve these hurdles by localizing the transplanted cells in the intended location, and providing a three-dimensional form for the cells to rebuild normal tissue.  HyStem®-Rx may have use in other emerging cell and tissue transplant therapies, such as those derived from human embryonic stem and induced pluripotent stem cells, and applications in a number of conditions including osteoarthritis, brain tumors, stroke, bone fractures, and wounds.  The use of HyStem-Rx as an implantable cell delivery matrix in humans will require approval by the United States Food and Drug Administration and comparable regulatory agencies in foreign countries, which has not yet been obtained.

On July 19, 2011, BioTime issued a press release disclosing the issuance of the patent.  A copy of the press release is filed as an Exhibit to this Report.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	July 19, 2011	By:	/s/	Robert W. Peabody
Senior Vice President,
Chief Operating Officer, and
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated July 19, 2011

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